Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of MDU Communications International, Inc. (the “Company”) on Form 10-KSB for the fiscal year ended September 30, 2003, as filed with the Securities and Exchange Commission on December 23, 2003 and amended on March 16, 2004 (the “Report”), I, Sheldon Nelson, Chief Executive Officer and Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to and will be retained by MDU Communications International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ SHELDON NELSON
Sheldon Nelson Chief Executive Officer and Chief Financial Officer MDU Communications International, Inc.

March 16, 2004
Totowa, New Jersey